Exhibit 99.1

REPORT OF DELOITTE & TOUCHE LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

VIA Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of VIA Pharmaceuticals, Inc. (the “Company”) (a development stage company) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005, and for the periods from June 14, 2004 (date of inception) to December 31, 2004, and to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, and for the periods from June 14, 2004 (date of inception) to December 31, 2004, and to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage at December 31, 2006. As discussed in Note 1, to the financial statements, the Company’s operations commenced on June 14, 2004.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, to the financial statements, the Company’s stockholders’ deficit and negative cash flow from operations raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 of the Notes to the Consolidated Financial Statements, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, in 2006.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 7, 2007

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,337,360	$442,867
Prepaids and other assets	111,107	109,410

Total current assets	3,448,467	552,277
PROPERTY AND EQUIPMENT—Net	182,309	89,712
OTHER ASSETS	95,644	44,867

TOTAL	$3,726,420	$686,856

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$150,384	$506,886
Accrued expenses and other liabilities	1,161,307	1,287,378
Interest payable	279,111	147,905
Capital lease obligation	2,696	2,300
Short term convertible notes payable	8,000,000	8,616,912

Total current liabilities	9,593,498	10,561,381
Capital lease obligation	2,051	4,946
Deferred rent	4,776	—

Total liabilities	9,600,325	10,566,327

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.001 par value—150,000,000 and 10,000,000 shares authorized; 1,197,250 and 1,129,500 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	1,197	1,130
Preferred stock—Series A, $0.001 par value—50,000,000 shares authorized, 8,702,498 shares issued and outstanding at December 31, 2006	8,703	—
Additional paid-in capital	12,619,644	8,650
Deferred stock compensation	—	(107)
Accumulated other comprehensive income	12,582	—
Deficit accumulated in the development stage	(18,516,031)	(9,889,144)

Total stockholders’ equity (deficit)	(5,873,905)	(9,879,471)

TOTAL	$3,726,420	$686,856

See accompanying notes

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period From June 14, 2004 (Date of Inception) to December 31, 2004	Period From June 14, 2004 (Date of Inception) to December 31, 2006
REVENUES:
Service revenues	$—	$—	$—	$—
Cost of revenues	—	—	—	—

Net service revenues	—	—	—	—

OPERATING COSTS AND EXPENSES:
Research and development	5,716,222	6,335,350	327,627	12,379,199
General and administration	2,507,196	2,116,660	709,524	5,333,380

Total operating costs and expenses	8,223,418	8,452,010	1,037,151	17,712,579

OPERATING LOSS	(8,223,418)	(8,452,010)	(1,037,151)	(17,712,579)

OTHER INCOME (EXPENSE)
Interest income	96,668	36,558	3,571	136,797
Interest expense	(498,758)	(388,768)	(51,344)	(938,870)
Other income (expense), net	(1,379)	—	—	(1,379)

Total other income (expense)	(403,469)	(352,210)	(47,773)	(803,452)

NET LOSS	$(8,626,887)	$(8,804,220)	$(1,084,924)	$(18,516,031)

Loss per share of common stock—basic and diluted	$(7.36)	$(8.04)	$(3.25)

Weighted average shares outstanding—basic and diluted	1,171,511	1,095,040	334,239

See accompanying notes

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Period June 14, 2004 (Inception) To December 31, 2006

	Preferred Series A		Common Stock		Additional Paid-In Capital	Deferred Stock Compensation	Deficit Accumulated in the Development Stage	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Total Comprehensive Income (Loss)
	Shares Issued	Amount	Shares Issued	Amount
BALANCE—June 14, 2004 (date of inception)	—	$—	—	$—	$—	$—	$—	$—	$—	$—
Issuance of common stock	—	—	1,000,000	1,000	—	—	—	—	1,000	—
Stock-based compensation—net	—	—	—	—	6,360	(4,675)	—	—	1,685	—
Net loss	—	—	—	—	—	—	(1,084,924)	—	(1,084,924)	—

BALANCE—December 31, 2004	—	—	1,000,000	1,000	6,360	(4,675)	(1,084,924)	—	(1,082,239)	—
Issuance of common stock	—	—	100,000	100	900	—	—	—	1,000	—
Exercise of common stock options	—	—	29,500	30	266	—	—	—	296	—
Stock-based compensation—net	—	—	—	—	1,124	4,568	—	—	5,692	—
Net loss	—	—	—	—	—	—	(8,804,220)	—	(8,804,220)	—

BALANCE—December 31, 2005	—	—	1,129,500	1,130	8,650	(107)	(9,889,144)	—	(9,879,471)	—
Exercise of common stock options	—	—	67,750	67	1,360	—	—	—	1,427	—
Issuance of series A preferred stock	8,702,498	8,703	—	—	12,174,797	—	—	—	12,183,500	—
Stock-based compensation—net	—	—	—	—	—	107	—	—	107	—
Employee stock based compensation	—	—	—	—	434,837	—	—	—	434,837	—
Unrealized gain from forward currency hedges	—	—	—	—	—	—	—	12,582	12,582	12,582
Net loss	—	—	—	—	—	—	(8,626,887)	—	(8,626,887)	(8,626,887)

Total comprehensive loss										$(8,614,305)

BALANCE—December 31, 2006	8,702,498	$8,703	1,197,250	$1,197	$12,619,644	$—	$(18,516,031)	$12,582	$(5,873,905)

See accompanying notes

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period From June 14, 2004 (Date of Inception) to December 31, 2004	Period From June 14, 2004 (Date of Inception) to December 31, 2006
OPERATING ACTIVITIES:
Net loss	$(8,626,887)	$(8,804,220)	$(1,084,924)	$(18,516,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55,235	12,435	638	68,308
Change in unrealized gain on foreign currency hedge	12,582	—	—	12,582
Stock compensation expense	434,944	5,692	1,685	442,321
Deferred rent	4,776	—	—	4,776
Changes in assets and liabilities:
Other current assets	(53,774)	(149,558)	(4,802)	(208,134)
Accounts payable	(356,502)	375,525	131,361	150,384
Accrued expenses and other liabilities	(126,071)	1,306,444	80,934	1,261,307
Interest payable	497,794	388,473	51,344	937,611
Other liabilities	—	(25,000)	25,000	—

Net cash used in operating activities	(8,157,903)	(6,890,209)	(798,764)	(15,846,876)

INVESTING ACTIVITIES:
Purchase of property and equipment	(146,532)	(82,068)	(7,661)	(236,261)

Net cash used in investing activities	(146,532)	(82,068)	(7,661)	(236,261)

FINANCING ACTIVITIES:
Proceeds from convertible promissary notes	11,200,000	6,300,000	1,925,000	19,425,000
Capital lease payments	(2,499)	(4,727)	—	(7,226)
Issuance of common stock	—	—	1,000	1,000
Exercise of common stock	1,427	296	—	1,723

Net cash provided by financing activities	11,198,928	6,295,569	1,926,000	19,420,497

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,894,493	(676,708)	1,119,575	3,337,360

CASH AND CASH EQUIVALENTS—Beginning of period	442,867	1,119,575	—	—

CASH AND CASH EQUIVALENTS—End of period	$3,337,360	$442,867	$1,119,575	$3,337,360

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Stock issuance for license acquisition		$1,000

Equipment acquired under capital lease		$11,973

Accrued compensation converted to notes payable		$100,000

Interest on convertible debt converted to notes payable	$366,588	$291,912

Conversion of notes to Preferred Stock Series A	$12,183,500

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Interest paid		$296

See accompanying notes

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization—VIA Pharmaceuticals, Inc. (a development stage company) (the “Company”), was incorporated in Delaware on June 14, 2004. The Company provides drug development services focused on compounds that target inflammation in the blood vessel wall, as an innovative approach to the treatment of cardiovascular disease. Through December 31, 2006, the Company has been primarily engaged in developing initial procedures and product technology, recruiting personnel, screening and in-licensing of target compounds, clinical trial activity, and raising capital. The company is organized and operates as one operating segment.

On March 21, 2006, the Company formed VIA Pharma UK Limited, a private corporation, in the United Kingdom to enable clinical trial activities in Europe. VIA Pharma UK Limited did not engage in operations during 2006.

Significant Risks and Uncertainty—As a development stage company, with no commercial operating history, the Company is subject to all of the risks and expenses inherent in the establishment of a new business enterprise. To address these risks and expenses, the Company must, among other things, respond to competitive developments, attract, retain, and motivate qualified personnel and support the expense of marketing new products based on innovative technology. To date, the Company has incurred expenses in research and development activities without generating any revenues to offset those expenses. As a result, the Company has incurred losses and negative cash flow from operating activities from inception, and as of December 31, 2006, 2005 and 2004, the Company had accumulated net losses of $18,516,031, $9,889,144 and $1,084,924, respectively. Further, the Company does not presently generate revenues from its operations, nor does it expect to in the near future.

The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and raise additional financing through public or private equity financing, collaborative or other arrangements with corporate sources or other sources of financing, the availability of which cannot be assured. In February of 2007, the Company signed a merger agreement with Corautus Genetics Inc. (“Corautus”) that would initially provide an influx of cash to cover existing obligations and provide operating cash flows (see Note 10). However, Corautus is also a development stage company and does not generate revenues from its operations. Furthermore, there can be no assurances that the additional cash will be sufficient to fund future operations or cash needs.

As such, there are substantial doubts that the Company will be able to continue as a going concern and, therefore, may be unable to realize its assets and discharge its liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classifications of liabilities that may be necessary should the entity be unable to continue as a going concern.

2. SUMMARY SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of the Company have been prepared in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, and assume the Company will continue as a going concern.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods presented. Actual results could differ from those estimates. The Company’s significant accounting estimates include certain accruals for clinical trial activities, estimated useful life of property and equipment, and intangible assets, and the realization of deferred tax assets including the potential need for valuation allowance against these deferred tax assets.

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Cash and Cash Equivalents—Cash equivalents are included with cash and consist of short term, highly liquid investments with original maturities of three months or less.

Property and Equipment—Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful lives or the lease term.

Long-Lived Assets—Long-lived assets include property and equipment and certain purchased licensed patent rights that are included in other assets in the balance sheet. The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Through December 31, 2006 there have been no such impairments.

Acquired Intellectual Property Rights—Payments for the acquisition of intellectual property (“IP”) rights are capitalized and amortized ratably over the estimated life of the IP rights. At the time of acquisition, the Company estimates the product life based upon the term of the agreement, the patent life of the product and the Company’s assessment of future sales and profitability of the product. The Company assesses this estimate regularly during the amortization period and adjusts the asset value or useful life when appropriate. Acquired IP rights were $26,000 as of December 31, 2006 and 2005. The estimated life of the rights is twenty (20) years and accumulated amortization of the IP rights was $2,383 and $1,083 as of December 31, 2006 and 2005, respectively. The Company did not acquire any IP during 2004. Amortization expense for acquired product rights for each of the next five years until fully amortized is as follows: 2007—$1,300; 2008—$1,300; 2009—$1,300; 2010—$1,300; 2011—$1,300; thereafter—$17,117. IP rights, of $23,617 and $24,917 as of December 31, 2006 and 2005 are included in other assets in the balance sheet.

Research and Development Expenses—Research and development (“R&D”) are charged to operations as incurred in accordance with SFAS No. 2, Accounting for Research and Development Costs. R&D expenses include salaries, contractor and consultant fees, external clinical trial expenses performed by contract research organizations (“CRO”), licensing fees and facility allocations. In addition, the Company funds R&D at third-party research institutions under agreements that are generally cancelable at the Company’s option. Research costs typically consist of applied research and preclinical and toxicology work. Pharmaceutical manufacturing development costs consist of product formulation, chemical analysis and the transfer and scale-up of manufacturing at our contract manufacturers. Clinical development costs include the costs of Phase I and Phase II clinical trials. These costs, along with the manufacturing scale-up costs, are a significant component of research and development expenses.

The Company accrues costs for clinical trial activities performed by contract research organizations and other third parties based upon the estimated amount of work completed on each study as provided by the CRO. These estimates may or may not match the actual services performed by the organizations as determined by patient enrollment levels and related activities. The Company monitors patient enrollment levels and related activities using available information; however, if the Company underestimates activity levels associated with various studies at a given point in time, the Company could record significant R&D expenses in future periods when the actual activity level becomes known. The Company charges all such costs to R&D expenses.

Total research and development costs for the years ended December 31, 2006 and 2005, and for the periods for June 14, 2004 (date of inception) to December 31, 2004 and to December 31, 2006, were $5,716,222, $6,335,350, $327,627, and $12,379,199 respectively.

Income Taxes—The Company accounts for income taxes using an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. A valuation allowance is provided to reduce net deferred tax assets to an amount that is more likely than not to be realized. The amount of the valuation allowance is based on the Company’s best estimate of the recoverability of its deferred tax assets.

Comprehensive income (Loss)—Comprehensive income (loss) consists of comprehensive income (loss) and unrealized gains or losses on forward currency hedges. Components of comprehensive income (loss) are presented in the statement of stockholders’ equity (deficit).

Earnings (Loss) Per Share of Common Stock—Basic earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive shares of common stock equivalents outstanding during the period. Diluted earnings (loss) per share of common stock reflects the potential dilution that could occur if options or warrants to issue shares of common stock were exercised, or shares of preferred stock were converted into shares of common stock. The following table details potentially dilutive shares of common stock equivalents that have been excluded from diluted loss per share for 2006, 2005 and 2004 because their inclusion would be anti-dilutive:

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period From June 14, 2004 (Date of Inception) to December 31, 2004	Period From June 14, 2004 (Date of Inception) to December 31, 2006
Convertible preferred stock and options:
Shares of common stock subject to outstanding options	1,754,375	777,000	106,000	1,754,375
Shares of common stock subject to conversion from Series A Preferred Stock	8,702,498	—	—	8,702,498

Total shares of common stock equivalents	10,456,873	777,000	106,000	10,456,873

Derivative Instruments—From time to time, the Company uses derivatives to manage its market exposure to fluctuations in foreign currencies. The Company records these derivatives on the balance sheet at fair value in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. To receive hedge accounting treatment, all hedging relationships are formally documented at the inception of the hedge and the hedges must be highly effective in offsetting changes to future cash flows on hedged transactions. For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income (loss) and in the Company’s statement of operations in the same period or periods during which the hedged transaction affects earnings. The gain or loss on the derivative instruments in excess of the cumulative change in the present value of future cash flows of the hedged transaction, if any, is recognized in the Company’s statement of operations during the period of change. The Company does not use derivative instruments for speculative purposes.

The Company recorded at net gain of $181 in other income in the statement of operations relating to hedging transactions for the year ended December 31, 2006. Net unrealizable gain remaining in other accumulated comprehensive income (loss) was $12,582 at December 31, 2006. This amount represents the intrinsic value of the Company’s cash flow hedge contracts that were still open at December 31, 2006. The Company did not enter into any hedge transactions prior to 2006.

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Stock-Based Compensation—On January 1, 2006, the Company adopted the provisions of, and account for stock-based compensation in accordance with SFAS No. 123R, Share-Based Payment which replaced SFAS 123, Accounting for Stock-Based Compensation (“SFAS 123R”) and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123R apply to new grants and to grants that were outstanding as of the effective date and are subsequently modified. Estimated compensation for grants that were outstanding as of the effective date will be recognized over the remaining service period using the compensation cost estimated for the SFAS 123 pro forma disclosures.

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards under SFAS 123R. The determination of the fair value of stock-based awards on the date of grant using an option-pricing model is affected by the value of the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends.

The Company is a privately held company and its common stock is not publicly traded. For 2004 and 2005, the Company determined its SFAS 123 pro forma disclosures using valuations obtained from independent, outside valuation specialists engaged to determine the “fair value” of the common stock at the time the options were granted. The fair value of the Company’s stock for 2006 option grants, and related stock-based compensation expense, has been determined based upon on the February 22, 2007 quoted stock price of Corautus, a publicly traded company that the Company intends to merge with (see Note 10). The Company has taken public shares expected to be issued in connection with the merger, the anticipated exchange ratio for the Company’s shares of common stock and Corautus common stock, and have applied a 10% discount to determine fair value of the Company’s common stock for 2006 option grants of $2.19 per share. The stock-based compensation computed under this methodology is then expensed as the underlying options vest.

The Company believes a 10% discount from the trading price of Corautus’ common stock on February 22, 2007 is appropriate in determining the fair value of the Company’s common stock underlying stock options granted in 2006 on the date of grant for the following reasons. The Company is currently a privately held company, and as such, has lower marketability than the securities of a publicly traded company. Accordingly, the Company believes it is appropriate to adjust for the marketability difference by using a discount factor. When determining the amount of its stock-based compensation for option grants in 2006 in connection with the Company’s 2006 year-end audit, the trading price of Corautus’ common stock on February 22, 2007 ($.44) was believed to be the best indicator of the fair market value of the Company’s stock as of that date given the proposed merger transaction with Corautus. The Company applied a 10% discount factor to Corautus’ stock price because it believed that the fair market value of the Company’s common stock on the 2006 option grant dates was less than the fair market value as of February 22, 2007 primarily due to the fact that the Company had not engaged in substantive discussions with Corautus as of those dates and real uncertainty existed at that time as to whether a merger transaction or other financing activity would be consummated. In addition, in determining the discount factor the Company considered a number of other variables including, the prospects for liquidity and the expectations of a market in the future. Because quoted market prices are unavailable in the case of privately issued securities such as the Company, under APB No. 25 the best estimate of market value should be used to measure compensation. Accordingly, the Company believes that the use of a marketability discount in valuing its

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

privately issued securities is not inconsistent with APB No. 25 and that a 10% discount factor was appropriate to determine the fair market value of the Company’s stock as of the dates of grant.

The Company estimates the expected term of options granted by taking the average of the vesting term and the contractual term of the option. The Company estimates volatility of the common stock by using an average of selected peer group volatility. The Company used peer group calculated volatility as the Company is a development stage company with limited stock price history from which to forecast stock price volatility. The risk-free interest rates used in the valuation model are based on U.S. Treasury issues with remaining terms similar to the expected term on the options. The Company does not anticipate paying any dividends in the foreseeable future and therefore used an expected dividend yield of zero.

The Company determined that an estimated forfeiture rate of five percent is sufficient to conservatively exclude future forfeitures in the determination of option fair value. The Company’s limited historical information precludes us from using actual forfeiture rates. In the future, the Company will monitor actual forfeiture experience, and will periodically update forfeiture estimates based on actual experience.

The assumptions used to value option grants for the year ended December 31, 2006 are as follows:

Expected life from grant date (in years)	5.06–6.11
Expected volatility	67%–82%
Risk-free interest rate	3.79%–4.64%
Dividend yield	0%

The Company recorded stock-based compensation expense associated with stock options during the year ended December 31, 2006 of $434,837 of which $247,967 was related to research and development, and $186,870 was related to general and administrative expense, respectively. The expense is recorded in the statement of operations for the year ended December 31, 2006.

During the years ended December 31, 2005 and 2004, the Company granted to consultants, in conjunction with services performed, options to purchase 40,000 and 66,000 common shares, respectively. The vesting of such options vary from fully vested and exercisable at date of grant to monthly vesting over four years. The Company computed the fair value of the options at $6,360 and $1,124 for the years ended December 31, 2005 and 2004, respectively. The Company recognized compensation expense of $107, $5,692 and $1,685 in 2006, 2005 and 2004, respectively.

Prior to January 1, 2006, the Company accounted for stock-based compensation awards using the intrinsic value method in accordance with APB 25 as permitted by SFAS 123. Under the intrinsic value method, the Company does not recognize any compensation expense, as the exercise price of all stock options issued to employees is equal to the fair market value at the time the options are granted. The Company accounts for stock-based awards to non-employees in accordance with SFAS 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring and in Conjunction With Selling Goods or Services.

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Had compensation expense for the Company’s awards been recognized in 2005 and 2004 using the fair value-based method under SFAS 123, the Company would have recorded additional compensation expense and it’s net loss would have been increased to the pro forma amounts as follows:

	Year Ended December 31, 2005	Period From June 14, 2004 (Date of Inception) to December 31, 2004	Period From June 14, 2004 (Date of Inception) to December 31, 2005
Net loss—as reported	$8,804,220	$1,084,924	$9,889,144
Stock-based employee compensation expense determined under fair value-based method for stock option awards	6,610	400	7,010

Net loss—pro forma	$8,810,830	$1,085,324	$9,896,154

Basic earnings per share—as reported	$(8.04)	$(3.25)	$(11.29)
Basic earnings per share—pro forma	$(8.04)	$(3.25)	$(11.29)

New Accounting Pronouncements—In September 2006, SFAS No. 157, Fair Value Measurements (“SFAS 157”), was issued which defines fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS 157, but does not expect that its adoption will have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, (“SFAS 159”). SFAS 159 establishes a fair value option under which entities can elect to report certain financial assets and liabilities at fair value, with changes in fair value recognized in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS 159.

On July 13, 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance and recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The new interpretation will be effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of FIN 48, but does not expect that its adoption during the first quarter of fiscal 2007 will have a material impact on the Company’s financial position, results of operations, or cash flows.

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

3. PROPERTY AND EQUIPMENT

Property and equipment—net, at December 31, 2006 and 2005, consisted of the following:

	2006	2005
Computer equipment and software	$79,153	$52,431
Office equipment	31,634	14,400
Capital lease equipment	11,973	11,973
Furniture and fixtures	82,867	—
Leasehold improvements	29,420	22,898
Lab equipment	13,187	—

Total property and equipment	248,234	101,702

Less accumulated depreciation and amortization	(65,925)	(11,990)

Property and equipment—net	$182,309	$89,712

4. FINANCING ARRANGEMENTS

The following table reflects the carrying value of the Company’s short term convertible promissory notes under various financing arrangements as of December 31, 2006 and 2005:

	2006	2005
8% Convertible promissory notes:
Due March 31,2006	$—	$8,616,912
Due August 31, 2007	8,000,000	—

Total	$8,000,000	$8,616,912

On August 27, 2004, the Company issued a secured convertible promissory note for $1,700,000. The note automatically converts into shares of the Company’s preferred stock issued or sold at the Company’s first equity financing for an amount of shares as defined within the note agreement. On September 24, 2004, the Company issued a note for $225,000, with identical terms.

On April 5, 2005, the Company issued a note with identical terms for $3,000,000. Immediately following, the Company issued a note with identical terms for $5,017,333 and extinguished the previously issued notes and $92,333 of unpaid accrued interest. On October 3, 2005, the Company issued a note with identical terms for $2,300,000. Immediately following, the Company issued a note for $7,616,912 and extinguished the previously issued notes, $199,579 of unpaid accrued interest and $100,000 of accrued compensation due to an officer of the Company. This note allowed for additional incremental borrowings of up to a maximum of $9,316,912. The Convertible Notes provided for conversion of the notes based on contingent future financings. On December 19, 2005 and January 6, 2006, the Company received $1,000,000 and $700,000 in additional borrowings under the note.

On February 8, 2006, the Company issued a note with identical terms for $2,500,000. On March 31, 2006, the Company converted the previously issued notes and $366,588 of unpaid accrued interest to $12,183,500 of Series A Preferred Stock (See Note 6). On April 24, 2006, the Company issued a note for $3,000,000. On September 18, 2006, the Company amended the note issued on April 24, 2006 to increase the aggregate principal amount outstanding thereunder from $3,000,000 to up to $13,000,000. Concurrently therewith, the noteholder

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

advanced an additional $5,000,000 to the Company, which together with the existing $3,000,000 principal amount advanced on April 24, 2006, represented an aggregate principal amount advanced to the Company pursuant to the amended April 24, 2006 note of $8,000,000. The notes were secured by the assets of the Company, provided for conversion of the notes based on contingent future financings and allowed for optional conversion by the note holder at a mutually agreed upon price at time of conversion.

On February 7, 2007, the Company received $5,000,000 in additional borrowings under the note. Immediately following, the Company converted the previously issued noted and $334,222 of unpaid accrued interest to $13,334,222 of Series A Preferred Stock.

The Company evaluated the modifications or exchanges of debt described above in accordance with the provisions of EITF 96-19: “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” and determined that no gains or losses should be reflected in the statements of operations.

5. RELATED PARTIES

On September 20, 2004, the Company entered into a sub-lease agreement with its principal investor for office space at its San Francisco, California location. The agreement was subsequently terminated on October 31, 2005. For the year ended December 31, 2005, and for the periods from June 14, 2004 (date of inception) to December 31, 2004, and to December 31, 2006, rent expense of $87,500, $25,000, and $112,500, respectively, related to this agreement, was included in general and administrative expenses in the statements of operations. Accrued rent payable related to this agreement at December 31, 2006, 2005 and 2004 was $112,500, $112,500 and $25,000, respectively. The Company is obligated to pay amounts owed from proceeds obtained in the next round of equity financing.

On February 28, 2005, the Company entered into a licensing agreement with Stanford University (the “University”) where the Company’s founding Chief Scientific Officer is also an affiliate of the University. The Company paid the University a non-creditable, non-refundable license fee of $25,000 and issued 100,000 shares of common stock at $0.001 par value, to two employees of the University who are also stockholders in the Company, pursuant to the terms of a common stock agreement. In addition, the Company paid the University a license maintenance fee of $10,000 for each of the years ended December 31, 2006 and 2005. License maintenance fee payable for 2007 and 2008 is $25,000, 2009 and 2010 is $35,000 and $50,000 for all subsequent years in which the license agreement is effective. The Company will also pay the University royalties on net sales ranging from one percent to six percent depending on the therapy indication of the licensed product, and milestone payments ranging from $25,000 to $250,000 for technology developed under the licensing agreement, reduced by any maintenance fee payments made during the year.

The Company paid consulting fees to the two employees of the University, who are also stockholders of the Company, $170,213 and $256,185 during the years ended December 31, 2006 and 2005, respectively, and $426,398 during the period from June 14 (date of inception) to December 31, 2006. No amounts were paid during 2004.

The Chairman of the Company’s Board of Directors (“Chairman”) is a founder and employee of the Company’s primary investor in convertible promissory notes and Preferred Series A shares (“Primary Investor”). The Company issued to the Chairman 250,000 shares of common stock in 2004, and paid to the Chairman consulting fees of $30,000 and $40,000 for the years ended December 31, 2005 and 2004, respectively. No amount was paid during 2006. The Company also paid a relative of the Chairman, salary and consulting fees of $73,717 and $36,750 for the years ended December 31, 2006 and 2005, respectively, for research and development services. No amounts were paid during 2004.

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

During 2005 and 2006, the Company’s acting Chief Financial Officer (“CFO”) was an employee of the Company’s Primary Investor. In 2006, the Company granted to the CFO 50,000 stock option shares as compensation for services rendered. From inception, the Company’s acting Human Resource (“HR”) Manager was also an employee of the Company’s Primary Investor. In 2006 the Company granted to the HR Manager 10,000 stock option shares as compensation for services rendered. The Company did not pay any compensation to either the acting CFO or HR Manager in 2005 or 2004.

The Company’s Chief Development Officer (“CDO”) is also an employee of the Company’s Primary Investor. The Company paid the CDO a salary and consulting fees of $240,000 and $140,000, and granted 96,000 and 42,000 of stock options to the CDO during 2006 and 2005, respectively. There were no payments or grants during 2004.

6. EQUITY

On March 31, 2006, the Company amended and restated its Certificate of Incorporation and increased its authorized stock to include 150,000,000 shares of common stock and 50,000,000 shares of preferred stock at par value $0.001 per share. Significant components of the Company’s stock are as follows:

Common Stock—The Company’s authorized share common stock was 150,000,000 shares and 10,000,000 shares of voting common stock as of December 31, 2006 and 2005, respectively. Common stockholders are entitled to dividends if and when declared by the Board of Directors, subject to preferred stockholder dividend rights. At December 31, 2006 and 2005, the Company had reserved the following shares of common stock for issuance:

	2006	2005
Convertible preferred stock	$50,000,000	$50,000,000
2004 Stock option plan	3,150,000	1,150,000

	$53,150,000	$51,150,000

Convertible Preferred Stock—The Company’s authorized preferred stock was 50,000,000 shares as of December 31, 2006. On March 31, 2006 the Company issued 8,702,498 shares of Series A Convertible Preferred Stock, par value $0.001 per share in exchange for $12,183,500 of outstanding convertible promissory notes, related interest and accrued compensation due to an officer of the company (see Note 4).

Significant terms of the Series A Preferred Stock are as follows:

Conversion—Preferred stockholders may convert shares at any time for a fixed number of common shares determined by a conversion ratio. The conversion ratio is the initial conversion price ($2 per share) divided by the conversion price in effect at the time of the conversion. Shares automatically convert upon the affirmative vote of the majority of the outstanding preferred stockholders or the closing of a qualified public offering.

Voting Rights—Preferred stockholders are entitled to one vote for each share of common stock into which such share may be converted.

Dividends—Preferred stockholders are entitled to receive when, as and if declared by the Board, out of funds legally available, preferential dividends at the rate of 8% of the applicable Original Issue Price per share of preferred stock per annum payable in cash annually on the first business day of December or such other date as may be determined from time to time by the Board of Directors. Dividends are cumulative from the original issue date and are compounded annually. No dividends were declared by the Board of Directors during 2006, 2005 or 2004.

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Liquidation Preference—In the event of a liquidation, dissolution, or winding-up of the Company, before any distribution or payment shall be made to common stockholders, preferred stockholders shall be entitled to payment out of the available funds and assets an amount equal to the liquidation preference as of the date of such distribution. Thereafter, the remaining assets shall be paid out on a pro rata basis to common and preferred stockholders on an as-converted basis.

Board Designations—Preferred stockholders have the right to designate two of the three directors of the Company’s Board of Directors.

Stock Option Plan—In 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “Plan”). Under the Plan, up to 1,150,000 shares of the Company’s common stock, in the form of both incentive and non-qualified stock options, may be granted to eligible employees, directors, and consultants. In September 2006, the Board authorized an increase of 2,000,000 shares to the Plan for a total of 3,150,000 authorized shares available for grant from the Plan.

The Plan provides that grants of incentive stock options will be made at no less than the estimated fair value of the Company’s common stock, as determined by the Board of Directors at the date of grant. If, at the time the Company grants an option, the holder owns more than ten percent of the total combined voting power of all the classes of stock of the Company, the option price shall be at least 110% of the fair value. Vesting and exercise provisions are determined by the Board of Directors at the time of grant. Option vesting ranges from immediate and full vesting to four year vesting (twenty-five percent of the shares one year after the options’ vesting commencement date and the remainder vesting ratably each month.) Options granted under the Plan have a maximum term of ten years. Options can only be exercised upon vesting, unless the option specifies that the shares can be early exercised. The Company retains the right to repurchase exercised and unvested shares.

The Company had 1,298,375, 343,500 and 1,044,000 shares available for future grants as of December 31, 2006, 2005, and 2004, respectively.

A summary of option activity under the Plan is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding—June 14, 2004 (inception)	—	$—

Granted	106,000	0.01
Exercised	—
Canceled	—

Outstanding—December 31, 2004	106,000	0.01

Granted	701,000	0.01
Exercised	(29,500)	0.01
Canceled	(500)	0.01

Outstanding—December 31, 2005	777,000	0.01

Granted	1,045,125	0.05
Exercised	(67,750)	0.02
Canceled	—

Outstanding—December 31, 2006	1,754,375	0.03

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The following table summarizes information concerning outstanding and exercisable options outstanding at December 31, 2006:

	Options Outstanding			Options Vested or Expected to Vest			Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable or Expected to Vest	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.01	728,000	8.43	$0.01	713,479	8.43	$0.01	437,583	$0.01
$0.05	1,026,375	9.69	$0.05	980,812	9.69	$0.05	115,107	$0.05

$0.01-$0.05	1,754,375	9.17	$0.03	1,694,291	9.17	$0.03	552,690	$0.02

The weighted average fair value of options granted was $2.19 in 2006, $0.01 in 2005 and $0.01 in 2004.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company leases its office facilities for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2011. The Company recognizes rent expense on a straight-line basis over the lease period, and accrues for rent expense incurred but not paid. Rent expense was $224,065, $151,070, $25,000 and $400,135 for the years ended December 31, 2006 and 2005, the periods from June 14, 2004 (date of inception) to December 31, 2004 and , and to December 31, 2006, respectively.

Future minimum lease payments under non-cancelable operating leases, including lease commitments entered into subsequent to December 31, 2006 are as follows:

Amount
2007	$203,588
2008	148,010
2009	48,510
2010	48,510
2011	32,340

Total minimum lease payments	$480,958

Capital Leases—During 2005, the Company acquired office equipment under a capital lease agreement. The cost of the equipment was $11,973 and is included under property and equipment in the balance sheet at December 31, 2006 and 2005. Accumulated depreciation of the leased equipment was $5,321 and $1,330 at December 31, 2006 and 2005, respectively.

The future minimum lease payments required under the capital lease and the present values of the net minimum lease payments as of December 31, 2006 are as follows:

Amount
2007	$3,264
2008	2,176

Total minimum lease payments	5,440
Less amount representing interest	(693)

Present value of net minimum lease payments.	4,747
Capital lease obligation—long-term	2,051

Capital lease obligation—short-term	$2,696

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

8. INCOME TAXES

There is no income tax provision (benefit) for federal or state income taxes as the Company has incurred operating losses since inception.

The following table reconciles the amount of income taxes computed at the federal statutory rate of 34% for all periods presented, to the amount reflected in the Company’s statement of operations for the years ended December 31, 2006 and 2005, and for the periods from June 14, 2004 (date of inception) to December 31, 2004, and December 31, 2006:

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period From June 14, 2004 (Date of Inception) to December 31, 2004	Period From June 14, 2004 (Date of Inception) to December 31, 2006
Tax provision (benefit) at federal statutory income tax rate	(34)%	(34)%	(34)%	(34)%
State income taxes, net of federal income tax effect	(9)	(9)	(9)	(9)
Adjustments of deferred tax assets	9	18	26	14
Other	3	2	4	3
Valuation allowance	31	23	13	26

Income tax expense (benefit)	0%	0%	0%	0%

The tax effect of temporary differences related to various assets, liabilities and carryforwards that give rise to deferred tax assets and liabilities at December 31, 2006 and 2005 comprise the following:

	2006	2005
Deferred tax assets and liabilities:
Net operating loss carryforwards	$4,365,476	$1,970,376
Tax credit carryforwards	509,659	232,730
Property and equipment and intangibles	2,171,890	1,253,203
Other	377,964	511,721

	7,424,989	3,968,031
Less valuation allowance	(7,424,989)	(3,968,031)

Net deferred tax assets and liabilities	$—	$—

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income, the Company does not believe it is more likely than not the Company will realize a portion of its gross deferred tax assets, and has thus established a valuation allowance to reflect its estimated realizability. The amount of the deferred tax assets considered realizable, however, could change in the near term if estimates of future income during the carryforward period change.

As of December 31, 2006, the Company had federal and California state net operating loss carryforwards of approximately $11,348,000 and $8,689,000, that expire beginning 2024 and 2014, respectively. The Company also has federal and California state research and development tax credits of approximately $419,000 and $137,000. Federal research credits will expire beginning 2024 while state credits can be carried forward indefinitely.

VIA PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Utilization of the net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.

9. EMPLOYEE BENEFIT PLANS

The Company established a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code. Employees of the Company are eligible to participate in the Company’s 401(k) plan. Employees participating in the plan are permitted to contribute up to the maximum amount allowable by law. Company contributions are discretionary. During the period from June 14, 2004 (date of inception) to December 31, 2006, the Company did not make any contributions to the plan.

10. SUBSEQUENT EVENTS

The Company acquired certain patent applications, know-how and related assets (including compound libraries and quantities of physical materials and reagents) related to the Neuro3D Compounds from Neuro3D pursuant to an agreement entered into in January 2007 (“Neuro3D Agreement”) for an aggregate purchase price of $2.6 million payable in two installments. On January 5, 2007, the Company paid Neuro3D the first installment of $1.6 million and was required to pay the second installment of $1.0 million at the earlier of (i) the initiation by the Company of an IND-enabling study for a Neuro3D Compound; or (ii) January 25, 2008. In February 2007, the Company and Neuro3D entered into an amendment to the Neuro3D Agreement pursuant to which the parties agreed to reduce the purchase price from $2.6 million to $1.8 million (which had the effect of reducing the second and final installment payment from $1.0 million to $0.2 million) in exchange for capping Neuro3D’s maximum liability under the agreement at $2.6 million and reducing the indemnification period with respect to certain events from 20 years to 2 years.

On February 7, 2007, the Company entered into a definitive merger agreement with Corautus in an all share transaction valued at approximately $18.1 million as of such date. Under the terms of the agreement, the Company stockholders will receive 5.64023055 shares of Corautus’ common stock for each share of VIA common stock or Series A preferred stock exchanged based upon cash expected to be delivered at the closing of the merger. The acquisition is subject to obtaining approval from both the Company and Corautus stockholders and regulatory approvals, and certain other closing conditions.

11. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2006
Net service revenues	$—	$—	$—	$—
Operating loss	(1,910,321)	(2,177,858)	(1,959,552)	(2,175,687)
Net loss	(2,119,078)	(2,200,092)	(2,016,146)	(2,291,571)
Net loss per share—Basic and diluted	(1.85)	(1.87)	(1.71)	(1.93)

2005
Net service revenues	—	—	—	—
Operating loss	(925,268)	(1,072,719)	(4,408,608)	(2,045,415)
Net loss	(961,107)	(1,156,864)	(4,498,854)	(2,187,395)
Net loss per share—Basic and diluted	$(0.93)	$(1.05)	$(4.13)	$(1.93)